UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 23, 2006

LOGICVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31773	94-3166964

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Metro Drive, 3rd Floor San Jose, California		95110

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 453-0146

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

          On June 23, 2006, LogicVision, Inc. (the “Company”) and certain holders (the “Holders”) of rights to contingent future cash payments (“Additional Cash Rights”) pursuant to the terms of the Agreement and Plan of Merger, dated October 13, 2004, by and among the Company, Signal Acquisition Corporation and SiVerion, Inc., individually entered into agreements (the “Exchange Agreements”) to exchange each such Holders’ Additional Cash Rights for, in the aggregate, 1,070,499 shares of the Company’s common stock (the “Shares”). These transactions were completed on June 27, 2006. The Shares were issued pursuant to an exemption under the Securities Act of 1933.

          In connection with entering into the Exchange Agreements, on June 23, 2006, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Holders. Under the Registration Rights Agreement, the Company agreed that, subject to certain exceptions, it will use its reasonable efforts to file, and cause to become effective on or prior to December 23, 2006, a registration statement with the Securities and Exchange Commission covering the resale of the Shares issued to the Holders pursuant to the Exchange Agreements.

          The foregoing summary descriptions of the Exchange Agreements and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the form of Exchange Agreement and the Registration Rights Agreement, which are attached as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities.

          Under the terms of the Exchange Agreements described in Item 1.01 above, the Company issued an aggregate of 1,070,499 shares of its common stock to the Holders in exchange for the Holders’ Additional Cash Rights on June 27, 2006. These shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

Item 9.01    Financial Statements and Exhibits

(d)                Exhibits

10.1	Form of Exchange Agreement.

10.2	Registration Rights Agreement, dated as of June 23, 2006.

Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 28, 2006

LOGICVISION, INC.

By	/s/ Bruce M. Jaffe

Bruce M. Jaffe
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Exchange Agreement.
10.2	Registration Rights Agreement, dated as of June 23, 2006.